May 2024

Pricing Supplement No. 2,485

Registration Statement Nos. 333-275587; 333-275587-01

Dated May 31, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities and prospectus, as supplemented and modified by this document. If the final share price of each underlying stock is greater than or equal to its respective initial share price, you will receive for each security that you hold at maturity a minimum of $1,330 per security in addition to the stated principal amount.  If the worst performing underlying stock appreciates by more than 133.00% over the term of the securities, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of such worst performing underlying stock. If the final share price of either underlying stock is less than its respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of its respective initial share price, which we refer to as the respective downside threshold value, investors will receive the stated principal amount of their investment. However, if the final share price of either underlying stock is less than its respective downside threshold value, the payment at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final share price of the worst performing underlying from its initial share price. Under these circumstances, the payment at maturity will be less than $750 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing of the underlying stocks, a decline in either final share price below 75% of its respective initial share price will result in a significant loss on your investment, even if the other underlying stock has appreciated or has not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying stocks and forgo current income in exchange for the upside payment feature that applies only if the final share price of each underlying stock is greater than or equal to its respective initial share price. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	May 31, 2024
Original issue date:	June 5, 2024 (3 business days after the pricing date)
Maturity date:	June 2, 2028
Aggregate principal amount:	$525,000
Interest:	None
Underlying stocks:

Salesforce, Inc. common stock (the “CRM Stock”) and Alibaba Group Holding Limited American Depositary Shares (“ADSs”), each Alibaba ADS representing eight Alibaba Group Holding Limited ordinary shares (the “BABA Stock”)

Payment at maturity:

●If the final share price of each underlying stock is greater than or equal to its respective initial share price:

$1,000 + the greater of (i) $1,000 × the share percent change of the worst performing underlying stock and (ii) the upside payment

●If the final share price of either underlying stock is less than its respective initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold value:

$1,000

●If the final share price of either underlying stock is less than its respective downside threshold value, meaning the value of either underlying stock has declined by more than 25% from its respective initial share price to its respective final share price:

$1,000 × share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 25%, and possibly all, of your investment.

Upside payment:	$1,330 per security (133.00% of the stated principal amount)
Share percent change:	With respect to each underlying stock, (final share price − initial share price) / initial share price
Share performance factor:	With respect to each underlying stock, final share price / initial share price
Worst performing underlying stock:	The underlying stock with the lesser share performance factor
Initial share price:	With respect to the CRM Stock, $218.01, which is its closing price on May 30, 2024 With respect to the BABA Stock, $79.63, which is its closing price on May 30, 2024
Downside threshold value:

With respect to the CRM Stock, $163.508, which is equal to approximately 75% of its initial share price

With respect to the BABA Stock, $59.723, which is equal to approximately 75% of its initial share price

Final share price:	With respect to each underlying stock, the closing price of such stock on the valuation date times the adjustment factor on such date
Valuation date:	May 30, 2028, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
CUSIP / ISIN:	61775MSB3 / US61775MSB36
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$912.10 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us(2)
Per security	$1,000	$28.50	$971.50
Total	$525,000	$14,962.50	$510,037.50

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $28.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(2)See “Use of proceeds and hedging” on page 20.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlying stocks that provides a minimum positive return of 133.00% if the final share price of each underlying stock is greater than or equal to its respective initial share price and offers uncapped 1-to-1 participation in the worst performing underlying stock if the appreciation of such underlying stock is greater than 133.00%;

￭To potentially outperform the worst performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited in a moderately bullish scenario;

￭To obtain limited protection against the loss of principal in the event of a decline of the underlying stocks as of the valuation date, but only if the final share price of each underlying stock is greater than or equal to its respective downside threshold value.

If the final share price of either underlying stock is less than its downside threshold value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final share price of the worst performing underlying stock from its respective initial share price.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 4 years
Upside payment:	$1,330 per security (133.00% of the stated principal amount)
Downside threshold value:	For each underlying stock, 75% of its respective initial share price
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $912.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

May 2024 Page 2

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

Key Investment Rationale

The securities do not pay interest or dividends but provide a minimum positive return of 133.00% if the final share price of each underlying stock is greater than or equal to its respective initial share price and offer an uncapped 1-to-1 participation in the worst performing underlying stock if the appreciation of such underlying stock is greater than 133.00%. If the final share price of either underlying stock is less than its respective initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold value, you will receive a payment at maturity equal to the stated principal amount. However, if, as of the valuation date, the value of either underlying stock is less than its respective downside threshold value, the payment due at maturity will be less than $750 per security and could be zero.

Upside Scenario

If the final share price of each underlying stock is greater than or equal to its respective initial share price, the payment at maturity for each security will be equal to $1,000 plus the greater of (i) $1,000 multiplied by the share percent change of the worst performing underlying stock and (ii) the upside payment of $1,330.

Par Scenario

If the final share price of either underlying stock is less than its respective initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold value, the payment at maturity will be equal to the stated principal amount of $1,000 per security.

Downside Scenario

If the final share price of either underlying stock is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying stock from its initial share price, without any buffer (e.g., a 50% depreciation in the worst performing underlying stock from the respective initial share price to the respective final share price will result in a payment at maturity of $500 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying stocks, a decline in either underlying stock below its respective downside threshold value will result in a loss of a significant portion or all of your investment, even if the other underlying stock has appreciated or has not declined as much.

May 2024 Page 3

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial share prices and downside threshold values are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the CRM Stock: $240.00 With respect to the BABA Stock: $100.00
Hypothetical Downside Threshold Value:	With respect to the CRM Stock: $180.00, which is 75% of its hypothetical initial share price With respect to the BABA Stock: $75.00, which is 75% of its hypothetical initial share price
Upside Payment:	$1,330 per security (133.00% of the stated principal amount)
Interest:	None

EXAMPLE 1: Both underlying stocks appreciate substantially, and investors therefore receive the stated principal amount plus a return reflecting the share percent change of the worst performing underlying stock.

Final share price		CRM Stock: $600.00 BABA Stock: $270.00
Share percent change		CRM Stock: ($600.00 – $240.00) / $240.00 = 150% BABA Stock: ($270.00 – $100.00) / $100.00 = 170%
Share performance factor		CRM Stock: $600.00 / $240.00 = 250% BABA Stock: $270.00 / $100.00 = 270%
Payment at maturity	=	$1,000 + ($1,000 × the share percent change of the worst performing underlying stock)
	=	$1,000 + $1,500
	=	$2,500

In example 1, the final share price for the CRM Stock has increased from its initial share price by 150%, and the final share price for the BABA Stock has increased from its initial share price by 170%. Because the final share price of each underlying stock is at or above its respective initial share price, and the share percent change of the worst performing underlying stock is greater than the minimum positive return of 133.00%, investors receive at maturity the stated principal amount plus 1-to-1 participation in the performance of the worst performing underlying stock.  Investors receive $2,500 per security at maturity.

EXAMPLE 2: The final share prices of both underlying stocks are at or above their respective initial share prices but the worst performing underlying stock has not appreciated by more than 133.00%, and investors therefore receive the stated principal amount plus the upside payment.

Final share price		CRM Stock: $300.00 BABA Stock: $120.00
Share percent change		CRM Stock: ($300.00 – $240.00) / $240.00 = 25% BABA Stock: ($120.00 – $100.00) / $100.00 = 20%
Share performance factor		CRM Stock: $300.00 / $240.00 = 125% BABA Stock: $120.00 / $100.00 = 120%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $1,330
	=	$2,330

In example 2, the final share price for the CRM Stock has increased from its initial share price by 25%, and the final share price for the BABA Stock has increased from its initial share price by 20%. Because the final share price of each underlying stock is at or above its respective initial share price, investors receive at maturity the stated principal amount plus the upside payment of $1,330. Investors receive $2,330 per security at maturity.

May 2024 Page 4

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

EXAMPLE 3: The final share price of one of the underlying stocks is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying stock from its initial share price.

Final share price		CRM Stock: $288.00 BABA Stock: $65.00
Share performance factor		CRM Stock: $288.00 / $240.00 = 120% BABA Stock: $65.00 / $100.00 = 65%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying stock
	=	$1,000 × 65%
	=	$650

In example 3, the final share price for the CRM Stock has increased from its initial share price by 20% and the final share price for the BABA Stock has decreased from its initial share price by 35%. Because one of the underlying stocks has declined below its respective downside threshold value, investors are exposed to the full negative performance of the BABA Stock, which is the worst performing underlying stock in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying stock from its initial share price. In this example, investors receive a payment at maturity equal to $650 per security, resulting in a loss of 35%.

EXAMPLE 4: The final share prices of one or more underlying stocks are less than the respective initial share prices but the final share price of each underlying stock is greater than or equal to its respective downside threshold value.

Final share price		CRM Stock: $204.00 BABA Stock: $90.00
Share performance factor		CRM Stock: $204.00 / $240.00 = 85% BABA Stock: $90.00 / $100.00 = 90%
Payment at maturity	=	$1,000

In example 4, the final share price of at least one underlying stock is less than its respective initial share price, and so investors do not receive the upside payment. However, the final share price of each underlying stock is greater than or equal to its respective downside threshold value. The CRM Stock has declined by 15% and the BABA Stock has declined by 10%. Therefore, because the final share price or each underlying stock is greater than or equal to its respective downside threshold value, investors receive at maturity the stated principal amount of $1,000 per security.

EXAMPLE 5: The final share price of each underlying stock is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying stock from its initial share price.

Final share price		CRM Stock: $48.00 BABA Stock: $35.00
Share performance factor		CRM Stock: $48.00 / $240.00 = 20% BABA Stock: $35.00 / $100.00 = 35%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying stock
	=	$1,000 × 20%
	=	$200

In example 5, the final share price for the CRM Stock has decreased from its initial share price by 80%, and the final share price for the BABA Stock has decreased from its initial share price by 65%. Because one or more underlying stocks have declined below their respective downside threshold values, investors are exposed to the full negative performance of the CRM Stock, which is the worst performing underlying stock in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying stock from its initial share price. In this example, investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

If the final share price of either of the underlying stocks is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the level of the worst performing underlying stock from its initial share price over the term of the securities, and you will lose a significant portion or all of your investment.

May 2024 Page 5

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final share price of each underlying stock. If the final share price of either underlying stock is less than 75% of its respective initial share price, you will receive at maturity an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final share price of the worst performing underlying stock from its initial share price over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

￭The amount payable on the securities is not linked to the values of the underlying stocks at any time other than the valuation date. The final share prices will be the closing prices of the underlying stocks on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the worst performing underlying stock appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the worst performing underlying stock prior to such drop.  Although the actual value of the worst performing underlying stock on the stated maturity date or at other times during the term of the securities may be higher than its respective final share price, the payment at maturity will be based solely on the closing price of the worst performing underlying stock on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

￭the values of the underlying stocks at any time (including in relation to their initial share prices),

￭the volatility (frequency and magnitude of changes in value) of the underlying stocks,

￭dividend rates on the underlying stocks,

￭interest and yield rates in the market,

￭geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or stock markets generally and which may affect the price of the underlying stocks,

￭the time remaining until the maturity of the securities,

￭the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

￭any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In

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Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of either underlying stock is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlying stocks based on their historical performance. If the final share price of either underlying stock is less than 75% of its respective initial share price, you will be exposed on a 1-to-1 basis to the full decline in the final share price of the worst performing underlying stock from its respective initial share price. There can be no assurance that the final share price of each underlying stock will be greater than or equal to its respective initial share price so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the common stock of Salesforce, Inc. or the American depositary shares of Alibaba Group Holding Limited. Investors in the securities will not participate in any appreciation in the

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Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the downside threshold values, the final share prices, the share percent changes, whether a market disruption event has occurred or any antidilution adjustment will be made, the share performance factors, as applicable, and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final share prices (and of any antidilution adjustments).  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Antidilution Adjustments” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks and in options contracts on the underlying stocks as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to May 30, 2024 could potentially increase the initial share price of an underlying stock, and, therefore, could increase the value at or above which such underlying stock must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying stock). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of either underlying stock on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying stock).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of both underlying stocks. Your return on the securities is not linked to a basket consisting of both underlying stocks. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying stocks. Poor performance by either underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. If the final share price of either underlying stock declines to below 75% of its respective initial share price, you will be fully exposed to the negative performance of the worst performing underlying stock at maturity, even if the other underlying stock has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlying stocks.

￭No affiliation with Salesforce, Inc. or Alibaba Group Holding Limited. Salesforce, Inc. and Alibaba Group Holding Limited are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any

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Morgan Stanley Finance LLC

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Principal at Risk Securities

corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Salesforce, Inc. or Alibaba Group Holding Limited in connection with this offering.

￭We may engage in business with or involving Salesforce, Inc. or Alibaba Group Holding Limited without regard to your interests. We or our affiliates may presently or from time to time engage in business with Salesforce, Inc. or Alibaba Group Holding Limited without regard to your interests and thus may acquire non-public information about Salesforce, Inc. or Alibaba Group Holding Limited. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Salesforce, Inc. or Alibaba Group Holding Limited, which may or may not recommend that investors buy or hold the underlying stock(s).

￭Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that the final share price of either underlying stock will decline to below its respective downside threshold value than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and for certain other corporate actions involving the underlying stocks. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities. For example, if the record date for a regular cash dividend were to occur on or shortly before the valuation date, this may decrease the final share price to be less than the respective downside threshold value (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

￭There are risks associated with investments in securities linked to the value of equity securities issued by foreign (and emerging market) companies. The BABA Stock is issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the American Depositary Shares of Alibaba Group Holding Limited have been issued by a company in an emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The value of Alibaba Group Holding Limited American Depositary Shares is subject to currency exchange rate risk. As Alibaba Group Holding Limited has its main operations in China and derives its revenues in Chinese renminbi, fluctuations in the exchange rate between the Chinese renminbi and the U.S. dollar may affect the market price of the Alibaba Group Holding Limited American Depositary Shares, which may consequently affect the market value of the securities. The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the Chinese government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The People’s Bank of China, the monetary authority in China, sets the spot rate of the Chinese renminbi, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the Chinese renminbi/U.S. dollar exchange rate. In the future, the Chinese government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange

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Principal at Risk Securities

characteristics by devaluation or revaluation of the Chinese renminbi in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in China, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the Chinese renminbi by the People’s Bank of China could result in significant movement in the value of the Chinese renminbi. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in China and the United States, including economic and political developments in other countries. The value of Alibaba Group Holding Limited American Depositary Shares and thus the value of the securities as well as the payment at maturity or upon an automatic call may be affected by the actions of the Chinese government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

￭There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company. The BABA Stock is the ADSs of Alibaba Group Holding Limited and not the ordinary shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of ordinary shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the securities.

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Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

Salesforce, Inc. Overview

Salesforce, Inc., is a provider of enterprise cloud computing solutions. The CRM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Salesforce, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-32224 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Salesforce, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CRM Stock is accurate or complete.

Information as of market close on May 31, 2024:

Bloomberg Ticker Symbol:	CRM
Exchange:	NYSE
Current Stock Price:	$234.44
52 Weeks Ago:	$223.38
52 Week High (on 3/1/2024):	$316.88
52 Week Low (on 10/26/2023):	$196.25
Current Dividend Yield:	0.68%

The following table sets forth the published high and low closing prices of, as well as dividends on, the CRM Stock for each quarter from January 1, 2021 through May 31, 2024. The closing price of the CRM Stock on May 31, 2024 was $234.44. The associated graph shows the closing prices of the CRM Stock for each day from January 1, 2019 through May 31, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the CRM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the CRM Stock on the valuation date.

Common Stock of Salesforce, Inc. (CUSIP 79466L302)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	248.59	205.33	-
Second Quarter	246.26	210.54	-
Third Quarter	285.63	237.55	-
Fourth Quarter	309.96	247.21	-
2022
First Quarter	255.46	190.54	-
Second Quarter	218.85	155.60	-
Third Quarter	191.27	143.84	-
Fourth Quarter	165.27	128.27	-
2023
First Quarter	199.78	134.78	-
Second Quarter	223.38	188.89	-
Third Quarter	234.37	202.49	-
Fourth Quarter	267.25	196.25	-
2024
First Quarter	316.88	251.12	0.40
Second Quarter (through May 31, 2024)	304.74	218.01	-

We make no representation as to the amount of dividends, if any, that Salesforce, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Salesforce, Inc..

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Principal at Risk Securities

Common Stock of Salesforce, Inc. – Daily Closing Prices January 1, 2019 to May 31, 2024

This document relates only to the securities referenced hereby and does not relate to the CRM Stock or other securities of Salesforce, Inc.. We have derived all disclosures contained in this document regarding the CRM Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Salesforce, Inc.. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Salesforce, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the CRM Stock (and therefore the price of the CRM Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Salesforce, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

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Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

Alibaba Group Holding Limited Overview

Alibaba Group Holding Limited operates as a holding company. The company provides Internet infrastructure, e-commerce, online financial and internet content services through its subsidiaries. The BABA stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alibaba Group Holding Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36614 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alibaba Group Holding Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BABA stock is accurate or complete.

Information as of market close on May 31, 2024:

Bloomberg Ticker Symbol:	BABA
Exchange:	NYSE
Current Stock Price:	$78.34
52 Weeks Ago:	$79.55
52 Week High (on 7/31/2023):	$102.16
52 Week Low (on 1/18/2024):	$68.05
Current Dividend Yield:	1.28%

The following table sets forth the published high and low closing prices of, as well as dividends on, the BABA Stock for each quarter from January 1, 2021 through May 31, 2024. The closing price of the BABA Stock on May 31, 2024 was $78.34. The associated graph shows the closing prices of the BABA Stock for each day from January 1, 2019 through May 31, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BABA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BABA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BABA Stock at any time, including on the redemption determination dates or the observation dates.

American Depositary Shares of Alibaba Group Holding Limited (CUSIP 01609W102)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	270.83	222.72	-
Second Quarter	244.01	206.08	-
Third Quarter	221.87	145.08	-
Fourth Quarter	177.70	111.96	-
2022
First Quarter	137.41	76.76	-
Second Quarter	119.62	81.09	-
Third Quarter	122.39	77.87	-
Fourth Quarter	94.17	63.15	-
2023
First Quarter	120.57	81.00	-
Second Quarter	102.74	78.67	-
Third Quarter	102.16	83.84	-
Fourth Quarter	87.78	71.37	-
2024
First Quarter	78.23	68.05	0.98
Second Quarter (through May 31, 2024)	88.54	68.82	-

We make no representation as to the amount of dividends, if any, that Alibaba Group Holding Limited may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the American depositary shares of Alibaba Group Holding Limited.

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Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

American Depositary Shares of Alibaba Group Holding Limited – Daily Closing Prices January 1, 2019 to May 31, 2024

This document relates only to the securities referenced hereby and does not relate to the BABA Stock or other securities of Alibaba Group Holding Limited. We have derived all disclosures contained in this document regarding the BABA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alibaba Group Holding Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alibaba Group Holding Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BABA Stock (and therefore the price of the BABA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alibaba Group Holding Limited could affect the value received with respect to the securities and therefore the value of the securities.

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Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Common Stock of Salesforce, Inc. and the American Depositary Shares of Alibaba Group Holding Limited due June 2, 2028

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Underlying stock issuer:

With respect to the CRM Stock, Salesforce, Inc.

With respect to the BABA Stock, Alibaba Group Holding Limited

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for jump securities.

The adjustment factor for an underlying stock will be adjusted as follows:

1. If such underlying stock (or any shares of Alibaba Group Holding Limited which underlie the American depositary shares of Alibaba Group Holding Limited (the “Alibaba Group Holding Limited ordinary shares”)) is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock or Alibaba Group Holding Limited ordinary shares; provided, however, that, with respect to the American depositary shares of Alibaba Group Holding Limited, if (and to the extent that) Alibaba Group Holding Limited or the depositary for such American depositary shares has adjusted the number of Alibaba Group Holding Limited ordinary shares represented by each American Depositary Share of Alibaba Group Holding Limited so that the price of the American depositary shares of Alibaba Group Holding Limited would not be affected by such stock split or reverse stock split, no adjustment will be made to the adjustment factor.

2. If such underlying stock (or the Alibaba Group Holding Limited ordinary shares) is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or Alibaba Group Holding Limited ordinary shares, as applicable, or (ii) to a distribution of such underlying stock or Alibaba Group Holding Limited ordinary shares, as applicable, as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”) then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor for such underlying stock; provided, however, that, with respect to the American depositary shares of Alibaba Group Holding Limited, if (and to the extent that) the

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Principal at Risk Securities

Alibaba Group Holding Limited or the depositary for such American depositary shares has adjusted the number of Alibaba Group Holding Limited ordinary shares represented by each American Depositary Share of Alibaba Group Holding Limited so that the price of the American depositary shares of Alibaba Group Holding Limited would not be affected by such stock dividend or stock distribution, no adjustment will be made to the adjustment factor.

3. If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend (such closing price, the “base closing price”). Subject to the following sentence, if an Extraordinary Dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the Extraordinary Dividend Amount. If any Extraordinary Dividend Amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the amount payable at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to reference basket stocks in accordance with the procedures for a reference basket event as described in clause (c)(ii) of paragraph 5 below. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. With respect to one or more of the underlying stocks, any of the following shall constitute a “Reorganization Event”: (i) such underlying stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the applicable underlying stock issuer, (ii) the applicable underlying stock issuer has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the applicable underlying stock issuer completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the applicable underlying stock issuer is liquidated, (v) the applicable underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the applicable underlying stock issuer, respectively (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Stock”) or (vi) such underlying stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of such underlying stock receive any equity security listed on a national securities exchange or traded on Nasdaq (a “Marketable Security”), other securities or other property, assets or cash (collectively, “Exchange Property”), the amount payable at maturity with respect to the stated principal amount of each Security following the effective date for such Reorganization Event (or, if applicable, in the case of Spinoff Stock, the ex-dividend date for the distribution of such Spinoff Stock) and any required

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Principal at Risk Securities

adjustment to the applicable adjustment factor will be determined in accordance with the following:

(a) if such underlying stock continues to be outstanding, such underlying stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor in effect on the third trading day prior to the scheduled maturity date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or Spinoff Stock or the receipt of any stock received in exchange for such underlying stock, the number of shares of the New Stock received with respect to one share of that underlying stock multiplied by the adjustment factor for such underlying stock on the trading day immediately prior to the effective date of the Reorganization Event (the “New Stock Exchange Ratio”), as adjusted to the third trading day prior to the scheduled maturity date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”),

(i) if the combined value of the amount of Non-Stock Exchange Property received per share of such underlying stock, as determined by the calculation agent in its sole discretion on the effective date of such Reorganization Event (the “Non-Stock Exchange Property Value”), by holders of that underlying stock is less than 25% of the closing price of such underlying stock on the trading day immediately prior to the effective date of such Reorganization Event, a number of shares of such underlying stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative closing prices of such underlying stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the adjustment factor in effect for such underlying stock on the trading day immediately prior to the effective date of such Reorganization Event, based on such closing prices, in each case as determined by the calculation agent in its sole discretion on the effective date of such Reorganization Event; and the number of such shares of such underlying stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the New Stock Adjustment Factor in subparagraph (b) above, as applicable, or

(ii) if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the closing price of such underlying stock on the trading day immediately prior to the effective date of the Reorganization Event or, if such underlying stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “reference basket event”), an initially equal-dollar weighted basket of three reference basket stocks (as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the Non-Stock Exchange Property Value multiplied by the adjustment factor in effect for such underlying stock on the trading day immediately prior to the effective date of such Reorganization Event. The “reference basket stocks” will be the three stocks with the largest market capitalization among the stocks that then constitute the Russell 3000® Index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as the applicable underlying stock issuer; provided, however, that a reference basket stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the securities with respect to such stock (a “Hedging Restriction”); provided further that if three reference basket stocks cannot be identified from the Russell 3000® Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining reference basket stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the applicable underlying stock issuer. Each reference basket stock will be assigned a basket stock adjustment factor equal to the number of shares of such reference basket stock with a closing price on the effective date of such Reorganization Event equal to the product of (a) the Non-Stock Exchange Property Value, (b) the adjustment factor in effect for such underlying stock on the trading day immediately prior to the effective date of such Reorganization Event and (c) 0.3333333.

Following the allocation of any Extraordinary Dividend to reference basket stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the applicable Final Share Price used to calculate the amount payable at maturity with respect to the Stated Principal Amount of each Security will be the sum of:

(x) if applicable, the closing price of such underlying stock times the adjustment factor then in effect; and

(y) if applicable, for each New Stock, the closing price of such New Stock times the New Stock Adjustment Factor then in effect for such New Stock; and

(z) if applicable, for each reference basket stock, the closing price for such reference basket stock times the basket stock adjustment factor then in effect for such reference basket stock.

In each case, the applicable adjustment factor (including for this purpose, any New Stock Adjustment Factor

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or basket stock adjustment factor) will be determined by the calculation agent on the Valuation Date.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the allocation of any Extraordinary Dividend to reference basket stocks pursuant to paragraph 4 above or the occurrence of any Reorganization Event referred to in paragraph 5 above, (i) references to the applicable “underlying stock” under “—Some Definitions—Closing Price” and “—Market Disruption Event” shall be deemed to also refer to any New Stock or reference basket stock, and (ii) all other references in this pricing supplement to the applicable “underlying stock” shall be deemed to refer to the Exchange Property upon whose value the Payment at Maturity is thereafter based and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or reference basket stock, unless the context otherwise requires. The New Stock Adjustment Factor(s) or basket stock adjustment factors resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

In the event that the American depositary shares of Alibaba Group Holding Limited are no longer listed on a primary U.S. securities exchange and the Alibaba Group Holding Limited ordinary shares are listed on a primary U.S. securities exchange, the calculation agent, in its sole discretion, will adjust the adjustment factor such that the product of the last reported sale price of the American depositary shares of Alibaba Group Holding Limited and the adjustment factor at the last time the American depositary shares of Alibaba Group Holding Limited were listed equals the product of the last reported sale price of the Alibaba Group Holding Limited ordinary shares and the adjusted adjustment factor at such time, and the Alibaba Group Holding Limited ordinary shares will take the place of the American depositary shares of Alibaba Group Holding Limited

In the event that Alibaba Group Holding Limited or the depositary for the American depositary shares of Alibaba Group Holding Limited elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the Alibaba Group Holding Limited ordinary shares that are represented by each American Depositary Share, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the American depositary shares of Alibaba Group Holding Limited than with respect to the Alibaba Group Holding Limited ordinary shares, the calculation agent will adjust the adjustment factor based solely on the effect of such event on the American depositary shares of Alibaba Group Holding Limited

If a reference basket event occurs, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the occurrence of such reference basket event and of the three reference basket stocks selected as promptly as possible and in no event later than five business days after the date of the reference basket event.

No adjustments to any adjustment factor (including for this purpose, any New Stock Adjustment Factor or basket stock adjustment factor) will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. Adjustments to the adjustment factors will be made up to the close of business on the Valuation Date.

No adjustments to any adjustment factor or method of calculating any adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors, any New Stock Adjustment Factor or basket stock adjustment factor or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to any adjustment factor, or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above, upon written request by any investor in the securities.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to May 30, 2024, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks and in futures and options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of either underlying stock, and, therefore, could increase the value at or above which such underlying stock must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying stock). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlying stock). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $28.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as

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Principal at Risk Securities

applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for Jump Securities if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities or in the prospectus.

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